                                                                     EXHIBIT 4.1

                              ____________________



                     SOUTHERN PACIFIC FUNDING CORPORATION,

                                    Issuer,

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee


                             ____________________


                                   INDENTURE

                             ____________________

                                     Up To
                                U.S.$86,250,000
                  .% Convertible Subordinated Notes due 2006

                             ____________________



                          Dated as of October 1, 1996

                               TABLE OF CONTENTS
                                                                            Page
                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.................................................   1
SECTION 1.2.  Incorporation by Reference of TIA...........................   8
SECTION 1.3.  Rules of Construction.......................................   9

                                  ARTICLE II
                                   THE NOTES

SECTION 2.1.  Designation, amount, authentication and delivery of Notes...   9
SECTION 2.2.  Execution and Authentication................................  10
SECTION 2.3.  Paying Agent................................................  11
SECTION 2.4.  Paying Agent to Hold Assets in Trust........................  12
SECTION 2.5.  Noteholder Lists............................................  12
SECTION 2.6.  Transfer and Exchange.......................................  12
SECTION 2.7.  Exchange....................................................  14
SECTION 2.8.  Replacement Notes...........................................  14
SECTION 2.9.  Outstanding Notes...........................................  15
SECTION 2.10. Treasury Notes..............................................  15
SECTION 2.11. Temporary Notes.............................................  15
SECTION 2.12. Cancellation................................................  15
SECTION 2.13. Payment.....................................................  16
SECTION 2.14. Defaulted Interest..........................................  17
SECTION 2.15. Computation of Interest.....................................  17

                                  ARTICLE III
                                  REDEMPTION

SECTION 3.1.  Right of Redemption.........................................  18
SECTION 3.2.  Effect of Notice of Redemption..............................  20
SECTION 3.3.  Deposit of Redemption Price.................................  20
SECTION 3.4.  Notes Redeemed in Part......................................  20

                                  ARTICLE IV
                                   COVENANTS

SECTION 4.1.  Payment of Notes............................................  21
SECTION 4.2.  Maintenance of Office or Agency.............................  21
SECTION 4.3.  Corporate Existence.........................................  22
SECTION 4.4.  Payment of Taxes and Other Claims...........................  22

SECTION 4.5.  Maintenance of Properties and Insurance...................... 22
SECTION 4.6.  Compliance Certificate; Notice of Default.................... 23
SECTION 4.7.  Reports...................................................... 23
SECTION 4.8.  Waiver of Stay, Extension or Usury Laws...................... 24

                                   ARTICLE V
                             SUCCESSOR CORPORATION

SECTION 5.1.  Limitation on Merger, Sale or Consolidation.................. 24
SECTION 5.2.  Successor Corporation Substituted............................ 25

                                  ARTICLE VI
                        EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.  Events of Default............................................ 25
SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment...... 27
SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement
                 by Trustee................................................ 28
SECTION 6.4.  Trustee May File Proofs of Claim............................. 28
SECTION 6.5.  Trustee May Enforce Claims Without Possession of Notes....... 29
SECTION 6.6.  Priorities................................................... 29
SECTION 6.7.  Limitation on Suits.......................................... 30
SECTION 6.8.  Unconditional Right of Holders to Receive Principal,
                 Premium and Interest...................................... 30
SECTION 6.9.  Rights and Remedies Cumulative............................... 30
SECTION 6.10. Delay or Omission Not Waiver................................. 31
SECTION 6.11. Control by Holders........................................... 31
SECTION 6.12. Waiver of Past Default....................................... 31
SECTION 6.13. Undertaking for Costs........................................ 31
SECTION 6.14. Restoration of Rights and Remedies........................... 32
SECTION 6.15. Enforcement of Rights of Conversion by Holders............... 32

                                  ARTICLE VII
                                    TRUSTEE

SECTION 7.1.  Duties of Trustee............................................ 32
SECTION 7.2.  Rights of Trustee............................................ 33
SECTION 7.3.  Individual Rights of Trustee................................. 34
SECTION 7.4.  Trustee's Disclaimer......................................... 34
SECTION 7.5.  Notice of Default............................................ 35
SECTION 7.6.  Reports by Trustee to Holders................................ 35
SECTION 7.7.  Compensation and Indemnity................................... 35
SECTION 7.8.  Replacement of Trustee....................................... 36
SECTION 7.9.  Successor Trustee by Merger, Etc............................. 37

SECTION 7.10. Eligibility; Disqualification...............................  37
SECTION 7.11. Preferential Collection of Claims Against Company...........  37

                                 ARTICLE VIII
                          SATISFACTION AND DISCHARGE

SECTION 8.1.  Satisfaction and Discharge of Indenture.....................  38
SECTION 8.2.  Repayment to the Company....................................  38

                                  ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.  Supplemental Indentures Without Consent of Holders..........  39
SECTION 9.2.  Amendments, Supplemental Indentures and Waivers with Consent of Holders...............................................  39
SECTION 9.3.  Compliance with TIA.........................................  40
SECTION 9.4.  Revocation and Effect of Consents...........................  40
SECTION 9.5.  Notation on or Exchange of Notes............................  41
SECTION 9.6.  Trustee to Sign Amendments, Etc.............................  41

                                   ARTICLE X
                                   MEETINGS

SECTION 10.1. Meetings and Votes of Holders...............................  41
SECTION 10.2. Action by Holders...........................................  44

                                  ARTICLE XI
                                    AGENTS

SECTION 11.1. Offices, Resignation, Successors, Etc. of Agents;
                 Paying, Conversion and Transfer Agencies.................  44

                                  ARTICLE XII
                                 SUBORDINATION

SECTION 12.1. Notes Subordinated to Senior Indebtedness...................  46
SECTION 12.2. No Payment on Notes in Certain Circumstances................  46
SECTION 12.3. Notes Subordinated to Prior Payment of All Senior
                 Indebtedness on Dissolution, Liquidation or
                 Reorganization...........................................  47
SECTION 12.4. Noteholders to Be Subrogated to Rights of Holders of
                 Senior Indebtedness......................................  48
SECTION 12.5. Obligations of the Company Unconditional....................  49

SECTION 12.6.  Trustee Entitled to Assume Payments Not Prohibited in
                  Absence of Notice.......................................  50
SECTION 12.7.  Application by Trustee of Assets Deposited with It.........  50
SECTION 12.8.  Subordination Rights Not Impaired by Acts or Omissions of
                 the Company or Holders of Senior Indebtedness............
SECTION 12.9.  Noteholders Authorize Trustee to Effectuate Subordination
                 of Notes.................................................  51
SECTION 12.10. Right of Trustee to Hold Senior Indebtedness...............  51
SECTION 12.11. Article XII Not to Prevent Events of Default...............  51
SECTION 12.12. No Fiduciary Duty of Trustee to Holders of
                 Senior Indebtedness......................................  51

                                 ARTICLE XIII
                              CONVERSION OF NOTES

SECTION 13.1.  Conversion Privilege.......................................  52
SECTION 13.2.  Exercise of Conversion Privilege...........................  52
SECTION 13.3.  Fractional Interests.......................................  53
SECTION 13.4.  Adjustment of Conversion Price.............................  54
SECTION 13.5.  Notice of Certain Events...................................  54
SECTION 13.6.  Continuation of Conversion Privilege in Case of
                 Reclassification, Change, Merger, Consolidation or
                 Sale of Assets...........................................  55
SECTION 13.7.  Taxes on Conversion........................................  56
SECTION 13.8.  Company to Provide Common Stock............................  56
SECTION 13.9.  Disclaimer of Responsibility for Certain Matters...........  56
SECTION 13.10. Return of Funds Deposited for Redemption of Converted Notes  57

                                      XIV
                                 MISCELLANEOUS

SECTION 14.1.  TIA Controls...............................................  57
SECTION 14.2.  Notices....................................................  57
SECTION 14.3.  Communications by Holders with Other Holders...............  58
SECTION 14.4.  Certificate and Opinion as to Conditions Precedent.........  58
SECTION 14.5.  Statements Required in Certificate or Opinion..............  58
SECTION 14.6.  Rules by Trustee, Paying Agent, Registrar..................  59
SECTION 14.7.  Legal Holidays.............................................  59
SECTION 14.8.  Taxes......................................................  59
SECTION 14.9.  Governing Law..............................................  60
SECTION 14.10. Agent for Service of Process...............................  60
SECTION 14.11. No Adverse Interpretation of Other Agreements..............  60
SECTION 14.12. No Recourse Against Others.................................  60
SECTION 14.13. Successors.................................................  61
SECTION 14.14. Duplicate Originals........................................  61


SECTION 14.15. Severability..............................................  61
SECTION 14.16. Table of Contents, Headings, Etc. ........................  61
SECTION 14.17. Qualification of Indenture................................  61

                                   EXHIBITS

Exhibit A - Form of Note.................................................  A-1

                             CROSS-REFERENCE TABLE*

     TRUST INDENTURE                                         INDENTURE
       ACT SECTION                                            SECTION
  310(a)(1).................................................     7.10
  (a)(2)....................................................     7.10
  (a)(3)....................................................     N.A.
  (a)(4)....................................................     N.A.
  (a)(5)....................................................     7.10
  (b).......................................................     7.10
  (c).......................................................     N.A.
  311(a)....................................................     7.11
  (b).......................................................     7.11
  (c).......................................................     N.A.
  312(a)....................................................     2.5
  (b).......................................................     14.3
  (c).......................................................     14.3
  313(a)....................................................     7.6
  (b)(1)....................................................     N.A.
  (b)(2)....................................................     7.6
  (c).......................................................     7.6
  (d).......................................................     7.6
  314(a)....................................................     4.6
  (b).......................................................     N.A.
  (c)(1)....................................................     14.4
  (c)(2)....................................................     14.4
  (c)(3)....................................................     N.A.
  (d).......................................................     N.A.
  (e).......................................................     14.5
  (f).......................................................     N.A.
  315(a)....................................................     N.A.
  (b).......................................................     6.2
  (c).......................................................   7.1, 7.5
  (d).......................................................     7.1
  (e).......................................................     6.13
  316(a) (last sentence)....................................     N.A.
  (a) (1) (A)...............................................     N.A.
  (a) (1) (B)...............................................     6.12
  (a) (2)...................................................     N.A.
  (b).......................................................     6.8
  (c).......................................................     N.A.
  317(a) (1)................................................     6.2
  (a) (2)...................................................     6.4
  (b).......................................................     6.3
  318(a)....................................................     14.1

                           N.A. means not applicable.
_____________________
*  This Cross-Reference Table is not part of the Indenture.

          INDENTURE, dated as of October 1, 1996, between SOUTHERN PACIFIC FUNDING CORPORATION., a California corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee ("Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's .% Convertible Subordinated Notes due 2006 (as such terms are defined below):

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.

          "Acceleration Notice" shall have the meaning specified in Section 6.2.

          "Affiliate" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any Person described in clause (i) above, and (iii) any trust in which any Person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" shall have the meaning set forth in Section 2.3.

          "Authorized Newspaper" means a leading newspaper in the English language customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause it shall be impossible to make publication of such notice in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Trustee at the written direction of the Company shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or any authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means, with respect to any act to be performed hereunder or under the Notes, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

          "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Change of Control" means (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity other than any such person or group that held such voting power as of the date hereof; (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company, other than any such person or group that held such voting power as of the date hereof; or (iii) when, during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office. For purposes of this definition, (i) the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the

Closing Date, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date, where or not applicable, except that a "person" shall not be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

          "Change of Control Notice" shall have the meaning specified in Section 3.1(c)(i).

          "Change of Control Notice Date" shall have the meaning specified in
Section 3.1(c)(i).

          "Change of Control Offer" shall have the meaning specified in Section 3.1(c)(i).

          "Closing Date" means 10:00 a.m., Eastern time, on October ., 1996, or such other time on the same or such other date as may be agreed upon by the Company and the Underwriters.

          "Closing Price" means for any day the last reported sales price of the Common Stock, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices for the Common Stock, regular way, in either case on the New York Stock Exchange, Inc. or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price quoted on the Nasdaq National Market, or if not so quoted, as determined by the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Company's common stock, no par value, or as such stock may be reconstituted from time to time.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

          "Conversion Agent" means The Bank of New York, a New York banking corporation, in its capacity as Conversion Agent pursuant to its appointment as such under Section 2.3(c), and its successor or successors as such conversion agent qualified and appointed in accordance with Section 11.1.

          "Conversion Price" shall have the meaning specified in Section 13.1.

          "Conversion Shares" shall have the meaning specified in Section 13.1.

          "Current Market Price" means, on any date, the average of the Closing Prices for the 15 consecutive Trading Days during which the principal trading market for the Common Stock is open commencing 25 Trading Days before the day in question.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.14.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3(f) as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in this Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Closing Date.

          "Holder" or "Noteholder" means, with respect to a Note, the Person in whose name a Note is registered on the Registrar's books.

          "Holder Redemption Date" means a date not less than 30 nor more than 60 days after a Change of Control Notice Date (except as otherwise required by law).

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures, loan agreements or similar instruments or agreements, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date,
(iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized

Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings, refunding (whether direct or indirect) of any liability of the kind described in any of the preceding clauses
(a), (b) or (c), or this clause (d), whether or not between or among the same parties.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

          "Interest Record Date" means an Interest Record Date specified in the Notes whether or not such Interest Record Date is a Business Day.

          "Junior Securities" of any Person means any Capital Stock and any Indebtedness of such Person that by its terms or the terms of the instrument creating or evidencing it is stated to be (i) subordinated in right of payment to the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes and (ii) subordinated in right of payment to all Senior Indebtedness at least to the same extent as the Notes.

          "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

          "Notes" means, collectively, the .% Convertible Subordinated Notes due 2006, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture and "Note" means any of the Notes.

          "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Note Register" shall have the meaning specified in Section 2.3(d).

          "Notice of Default" shall have the meaning specified in Section
6.1(d).

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, costs, enforcement expenses, collateral protection expenses, reimbursements, damages and other liabilities payable under the documentation governing any Senior Indebtedness.

          "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

          "Officers' Certificate" means, with respect to the Company, a certificate signed by one or more Officers or one or more Officers and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 14.4 and 14.5, if applicable.

          "Opinion of Counsel" means a written opinion from legal counsel (who, unless otherwise specified, may be an employee of the Company) who is reasonably acceptable to the Trustee and which complies with the requirements of Sections
14.4 and 14.5, if applicable.

          "Over-Allotment Option" means the option granted to the Underwriters pursuant to Section 1 of the Underwriting Agreement.

          "Paying Agent" means The Bank of New York, a New York banking corporation, in its capacity as Paying Agent pursuant to its appointment as such under Section 2.3(b), and its successor or successors as such paying agent qualified and appointed in accordance with Section 11.1 and any additional Paying Agents appointed by the Company as described in Section 2.3(b).

          "Payment Blockage Period" means the period ending 179 days after the Payment Notice is delivered as set forth in Section 12.2(b).

          "Payment Default" shall have the meaning specified in Section 12.2(a).

          "Payment Notice" shall have the meaning specified in Section 12.2(b).

          "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

          "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium on such Indebtedness.

          "Principal Corporate Trust Office" shall have the meaning specified in
Section 2.3(a).

          "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Section 2 in the form of Note.

          "Redemption Price," when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Section 2 in the form of Note, which shall include, without duplication, in each case, accrued and unpaid interest to and including the Redemption Date.

          "Registrar" shall have the meaning specified in Section 2.3(d).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Senior Indebtedness" of the Company means any principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses or other obligations with respect to, any Indebtedness of the Company other than the Notes and Indebtedness that by its terms or the terms of the instrument creating or evidencing it is stated to be not superior in right of payment to the Notes, but including guarantees given by the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed. In no event shall Senior Indebtedness include
(a) indebtedness of the Company owed or owing to any subsidiary of the Company or any officer, director or employee of the Company or any subsidiary thereof or
(b) any liability for taxes owed or owing by the Company.

          "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X promulgated by the Commission, as in effect on the date of this Indenture.

          "Stated Maturity," when used with respect to any Note, means October 15, 2006.

          "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

          "TIA" means the Trust Indenture Act of 1939, as amended.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the New York Stock Exchange (or, if the Common Stock is not listed or admitted to trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading).

          "Transfer Agent" shall have the meaning specified in Section 4.2(b).

          "Transfer Notice" means the certification set forth on the reverse of each Note.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust administration (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of such Person's knowledge of and familiarity with the particular subject.

          "Underwriters" means NatWest Securities Limited and Oppenheimer & Co., Inc. and the subscribers named on Schedule I to the Underwriting Agreement.

          "Underwriting Agreement" means the Underwriting Agreement dated October .,1996, between the Company and the several Underwriters named therein for the purchase and sale of up to $86,250,000 in principal amount of Notes.

          "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

 SECTION 1.2.  Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture securityholder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the Notes means the Company and any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them thereby.

 SECTION 1.3.  Rules of Construction.

          Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e) provisions apply to successive events and transactions;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) including shall be deemed to mean "including, without limitation,"; and

          (h)  references to Sections or
Articles refer to such Section or Article in this Indenture, unless stated otherwise.

                                  ARTICLE II
                                   THE NOTES

 SECTION 2.1.  Designation, amount, authentication and delivery of Notes.

          (a) Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell to the Underwriters up to U.S.$86,250,000 aggregate principal amount of its Notes.

          (b) The Notes shall be designated as ".% Convertible Subordinated Notes due 2006." Notes for the aggregate principal amount of Eighty-Six Million Two Hundred Fifty Thousand Dollars ($86,250,000), which amount includes the Over-Allotment Option, upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President, without any further corporate action by the Company. The aggregate principal amount of Notes authorized by this Indenture is limited to Eighty-Six Million Two Hundred Fifty Thousand Dollars ($86,250,000), which amount includes the Over-Allotment Option, and, except as provided herein, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

          (c) The Notes will be issued in denominations of U.S.$1,000 and integral multiples thereof and shall be substantially in the form of Exhibit A hereto.

          (d) The Notes shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer of the Company executing such Notes, as evidenced by his execution of such Notes.

          (e) The Company in issuing the Notes shall use CUSIP numbers, and the Trustee may use such CUSIP numbers in any notice of redemption with respect to the Notes.

          (f) The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the forms included in Exhibits A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the forms of Note attached as Exhibits A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

          (g) The terms and provisions contained in the forms of Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

 SECTION 2.2.  Execution and Authentication.

          (a) An authorized Officer of the Company shall sign each Note for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

          (b) The Trustee shall authenticate the Notes for original issue in the aggregate principal amount of up to U.S.$86,250,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed U.S.$ 86,250,000, except as otherwise provided herein. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

          (c) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Subsidiaries.

 SECTION 2.3.  Paying Agent; Conversion Agent; Registrar; Depositary.

          (a) The Company hereby appoints The Bank of New York, a New York banking corporation, at present having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (together with such other offices as the Trustee may designate for such purposes, the "Principal Corporate Trust Office"), as its Trustee in respect of the Notes upon the terms and subject to the conditions herein set forth (The Bank of New York and its successor or successors as such Trustee qualified and appointed in accordance with Section
7.8 hereof are herein called the "Trustee"). The Trustee shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing.

          (b) The Company hereby appoints the Principal Corporate Trust Office of The Bank of New York in The City of New York as its Paying Agent in respect of the Notes upon the terms and subject to the conditions herein set forth. The Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. The Company may appoint one or more additional Paying Agents from time to time and may authorize the Paying Agent to cooperate with one or more additional Paying Agents. As used herein, "paying agencies" shall mean paying agencies maintained by the Company as provided in Section 4.2 hereof.

          (c) The Company hereby appoints the Principal Corporate Trust Office of The Bank of New York (together with such other offices as the Trustee may designate for such purposes) as its Conversion Agent in respect of the Notes upon the terms and subject to the conditions herein set forth, and the Registrar, the Paying Agent, the Conversion Agent, the Transfer Agents (as defined in Section 4.2(b) hereof) and the Trustee are sometimes herein referred to severally as an "Agent" and, collectively, as the "Agents"). The Conversion Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. As used herein, "conversion agencies" shall mean conversion agencies maintained by the Company as provided in Section 4.2 hereof.

          (d) The Company shall cause to be kept at the Principal Corporate Trust Office of the Trustee a register (the register maintained in such office being herein referred to as the "Note Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed Registrar ("Registrar") for the purpose of registering Notes and transfers of Notes as herein provided. The Company may have one or more co-Registrars.

          (e) The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          (f) The Company initially appoints The Depository Trust Company to act as Depositary.

 SECTION 2.4.  Paying Agent to Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

 SECTION 2.5.  Noteholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders of Notes.

 SECTION 2.6.  Transfer and Exchange.

          (a) Upon surrender for registration of transfer of any Note at any office or agency designated for such purpose by the Company pursuant to Section 4.2(b) hereof, the Company shall execute, and the Trustee or an agent thereof shall authenticate, register and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

          (b) Notes may, at the option of the holder thereof, be exchanged for Notes of any other authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency designated for such purpose by the Company pursuant to

Section 4.2 hereof. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the holder making the exchange is entitled to receive.

          (c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (d) Every Note presented for registration of transfer or surrendered for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Transfer Agent to which such Note is presented or surrendered and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. All such instruments shall comply with the applicable provisions of this Section
2.6. The registration of the transfer of a Note by the Registrar shall be deemed to be the written acknowledgment of such transfer on behalf of the Company.

          (e) No service charge shall be made for any registration of transfer or exchange, but the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.7 hereof or not involving any registration of transfer.

          (f) Neither the Company nor the Trustee nor any of the offices or agencies designated for the purposes specified in Section 4.2 hereof nor any Transfer Agent shall be required in the event of a redemption in part, (A) to register the transfer or exchange of Notes during a period of 15 days immediately preceding the date notice is given pursuant to Section 3.1 hereof identifying the serial numbers of any Notes to be redeemed or (B) to register the transfer or exchange of any Note so selected for redemption in whole or in part, except portions not being redeemed of Notes being redeemed in part unless the Redemption Date is between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the Interest Record Date immediately preceding the Redemption Date.

 SECTION 2.7.  Exchange.

          (a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company in accordance with this Indenture to the Trustee for authentication together with an Officers' Certificate of the Company directing such authentication, and the Trustee shall thereupon authenticate and make such Notes available for delivery upon and in accordance with the written order of the Company. No Note shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized signatory of the Trustee or an agent thereof and such duly executed certificate of authentication on any Note shall be conclusive evidence that the Note has been duly authenticated and delivered hereunder.

          (b) The Notes will be issued upon payment in full of the purchase price to the Company or its order in United States dollars by wire transfer to a United States dollar account designated by the Company, at 10:00 a.m., Eastern time, on the "Closing Date." Such payment will be made upon authorization from the Underwriters.

          (c) On the Closing Date, the Company shall execute and deliver to the Underwriters the Notes (which shall have been duly authenticated by the Trustee and which may be in typewritten form). The Notes shall be held on deposit with the Depositary for credit to the Underwriters' respective Notes Clearance Accounts (or to such other accounts as NatWest Securities Limited may have specified).

          (d) The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by such execution.


 SECTION 2.8.  Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits to the Trustee an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver, in lieu of any such lost, destroyed or wrongfully taken Note, a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note. In case any such lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Every replacement Note is an additional obligation of the Company. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

 SECTION 2.9.  Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Note effected by the Trustee hereunder and those described in this Section 2.9 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.10 hereof. If a Note is replaced pursuant to Section 2.8 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8 hereof. If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date in accordance with Section 3.3 hereof and payment of the Notes called for redemption is not otherwise prohibited pursuant to Article XII hereof or otherwise, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

 SECTION 2.10.  Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee actually knows are so owned shall be disregarded.

 SECTION 2.11.  Temporary Notes.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee or an agent thereof shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

 SECTION 2.12.  Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying

Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to
Section 2.8 hereof, the Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.12, except as expressly permitted in the form of Notes and as permitted by this Indenture.

 SECTION 2.13.  Payment.

          (a) The Company will pay or cause to be paid to the Paying Agent the amounts, at the times and for the purposes, set forth herein and in the text of the Notes, and the Company hereby authorizes and directs the Paying Agent to make payment of the principal of, premium, if any, and interest on the Notes from such payments.

          (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Interest Record Date even if such Note is canceled after such Interest Record Date.

          (c) If a Note is converted after the close of business on an Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name that Note is registered at the close of business on that Interest Record Date.

          (d) In order to provide for the payment of the principal of, premium, if any, and interest on the Notes as the same shall become due and payable, the Company shall pay to the Paying Agent to accounts specified by the Paying Agent, in same day funds, the following amounts (and the Company shall give notice to the Trustee at least one full Business Day prior to the date payment is due to the Paying Agent as to the means of such payment), to be held and applied by the Paying Agent as hereinafter set forth:

               (i) The Company shall pay to the Paying Agent by 12:00 noon (New York time) on the Business Day immediately prior to each Interest Payment Date an amount sufficient to pay the interest due on all the Notes outstanding on such Interest Payment Date, and the Paying Agent shall apply the amounts so paid to it to the payment of such interest on such Interest Payment Date. On the second business day prior to the due date for any payment, the Company shall confirm, by facsimile notice, that such payment will be made.

               (ii) If the Company shall elect, or shall be required, to redeem all or any part of the Notes in accordance with Section 3.1 hereof, the Company will pay to the Paying Agent (other than the Company or an Affiliate of the Company) on the Business Day immediately prior to the Redemption Date thereof an amount sufficient (with any amount then held by the Paying Agent and available for the purpose) to pay the Redemption Price of the Notes called for redemption or entitled to be redeemed, together with accrued interest thereon to the Redemption Date fixed for redemption and not paid pursuant to subsection (d)(i) of Section 2.13, and the Paying Agent shall apply such amount to the payment of the Redemption Price and accrued interest in accordance with the terms of Article III hereof.

               (iii) On the Business Day immediately prior to the Stated Maturity of the Notes, the Company shall pay to the Paying Agent an amount which, together with any amounts then held by the Paying Agent, and available for payment thereof, shall be equal to the entire amount of principal and interest to be due on such maturity date on all the Notes then outstanding, and the Paying Agent shall apply such amount to the payment of the principal of and interest on the Notes in accordance with the terms of the Notes.

 SECTION 2.14.  Defaulted Interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

          (a) The Company may make payment of any Defaulted Interest to the Holder of a Note on a subsequent record date established by notice given by mail by or on behalf of the Company to such Holder not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such Defaulted Interest.

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed reasonably practicable by the Trustee.


Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

 SECTION 2.15.  Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                 ARTICLE III
                                 REDEMPTION

 SECTION 3.1.  Right of Redemption.

          If, under the circumstances described in Section 2 of the Notes, the Company shall elect or be required to redeem the outstanding Notes, the following provisions shall be applicable:

          (a) Except in the case of redemption pursuant to Section 2(b) of the Notes (in which case notice shall be given by the Company as provided in subsection (c) of this Section 3.1), the Company shall, at least 75 days (or such shorter period as shall be reasonably acceptable to the Trustee) before the date designated for such redemption, give written notice to the Agents of its election to redeem the outstanding Notes on the Redemption Date specified in such notice and state in such notice that the conditions precedent to such redemption have occurred and describe them, and shall request the Trustee to arrange for publication and mailing of the notice specified in subsection (b) below.

          (b) In the case the Company shall give notice to the Agents of its election to redeem the Notes, the Trustee shall cause to be given to Holders on behalf of and at the expense of the Company a notice of redemption in accordance with Section 14.2 hereof. The Trustee shall send a copy of such notice of redemption to the Company, the Paying Agent (if different from the Trustee) and each other paying agency of the Company. In the case of a redemption in whole, notice will be given once not more than 60 nor less than 30 days prior to the Redemption Date. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 60 nor less than 45 days prior to the Redemption Date and the second such notice to be given not more than 45 and not less than 30 days prior to the Redemption Date. The Trustee shall notify the Company promptly of the portions of outstanding Notes to be called for redemption as determined pursuant to Section 2(a) of the Notes.

          (c) Under the circumstances described in Section 2(b) of the Notes concerning the redemption of outstanding Notes at the option of the Holders thereof, the following provisions shall be applicable:

               (i) Within 10 days following the occurrence of a Change of Control or, if later, immediately upon learning of the occurrence of any such Change of Control (provided, that the Company shall be deemed
                                      --------
          to have knowledge of any information contained in any Statement on
          Schedule 13D or 13G filed with the Commission)(the date on which such notice is given by the Trustee shall be the "Change of Control Notice Date"), the Company shall publish a notice in the Wall Street Journal, notify the Trustee and mail a notice of such Change of Control via first class mail, postage prepaid, to each Holder (the "Change of Control Notice"). The Change of Control Notice shall state:

          (A) That the offer to repurchase the Notes upon a Change of Control (a "Change of Control Offer") is being made pursuant to the covenant entitled "Offer to Repurchase Upon Change of Control" and that all Notes tendered will be accepted for payment;

          (B) The Redemption Price as set forth in Section 2(b) of the Notes and the Holder Redemption Date;

          (C) That any Note tendered shall continue to accrue interest;

          (D) That, unless the Company defaults in the payment of the Redemption Price, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest as of the Holder Redemption Date;

          (E) That Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Notes completed, to the Paying Agent at the address specified in the Change of Control Notice prior to the close of business on the third Business Day preceding the Holder Redemption Date;

          (F) That Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Holder Redemption Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (G) That Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (H) Such other information as the Company shall deem advisable.

          (ii) Upon the deposit of any of the Notes with the agency designated by the Company as the place for payment of the Notes together with a duly signed and completed Redemption Notice in the form set forth on the reverse of the and Notes, all in accordance with the provisions of Section 2 of the Notes, the Holder of such Note shall be entitled to receive a non-transferable receipt evidencing such deposit.

               (iii) The Trustee shall notify the Company on each Business Day in the five Business Days prior to the Holder Redemption Date for outstanding Notes to be redeemed under this Section 3.1(c) of the amount required to redeem such Notes.

          (d) Notices relating to the redemption of Notes whether at the option of the Company or the Holder thereof shall specify: the Redemption Date or the Holder Redemption Date, as the case may be; the Redemption Price; the place or places of payment; that payment will be made upon presentation and surrender of the Notes to be redeemed; that interest accrued to the Redemption Date will be paid as specified in such notice; that on and after said date interest thereon will cease to accrue; that the Holder will have the right to convert such Holder's Notes until the close of business on the fifth day (or if such day is not a Business Day, the next succeeding Business Day) preceding the related Redemption Date or Holder Redemption Date, as the case may be; and such other information as the Company may wish to include. In the case of a redemption by the Company at the option of the Holder of a Note, the notices given by the Trustee informing a Holder of such Holder's entitlement to redeem shall also specify that a Holder electing redemption will be entitled to revoke its election by delivering a written notice of such revocation, together with the Holder's nontransferable receipt for such Note, to the agency designated by the Company as the place for the payment of the Notes to be so redeemed not later than the Holder Redemption Date in the case of a redemption pursuant to Section 2(b) of the Notes. In the case of a redemption in part at the option of the Company, notices shall specify the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes outstanding after such partial redemption. The first notice shall specify the last date on which exchanges or transfers of Notes may be made (in accordance with Section 2.6(f) hereof), and the second notice shall specify the serial numbers of the Notes and the portions thereof called for redemption. In the case of a redemption in whole or in part by the Company, notices shall specify the date the conversion privilege expires in accordance with Section 3(a) of the Notes. Such notices shall also state that the conditions precedent, if any, to such redemption have occurred and, in the case of a redemption pursuant to Section 2(b) of the Notes, the last day for surrender of the Notes being redeemed.

SECTION 3.2.  Effect of Notice of Redemption.

          Once notice of redemption is made in accordance with Section 3.1 hereof, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after a regular Interest Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest to the Redemption Date shall be payable on the Redemption Date to the Holder of the redeemed Notes registered on the relevant Interest Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.3.  Deposit of Redemption Price.

          By 12:00 noon, Eastern Time, on the Business Day immediately prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company. If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Notes called for redemption is not prohibited under Article XII hereof or otherwise, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Note.

SECTION 3.4.  Notes Redeemed in Part.

          Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee or an agent thereof shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV
                                   COVENANTS

SECTION 4.1.  Payment of Notes.

          (a) The Company shall punctually pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes, as applicable. An installment of principal of, premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders on that date Cash deposited and designated for and sufficient to pay the installment.

          (b) The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

SECTION 4.2.  Maintenance of Office or Agency.

          (a) So long as any of the Notes remain outstanding or until monies for the payment of all principal of, premium, if any, and interest on all outstanding Notes shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 8.2 hereof, the Company will maintain in The City of New York, an office or agency where the Notes may be presented or surrendered for payment, an office or agency where the Notes may be surrendered for conversion as provided in this Indenture and an office or agency where notices and demands to or upon the Company with respect to the Notes or this Indenture may be served, in each case which office or agency shall be a bank or trust company organized, in good standing and doing business under the laws of the United States of America or of
any State of the United States of America.   Unless the Company shall otherwise
notify each of the Agents in writing, the sole such paying agencies and conversion agencies shall be the agencies specified in the Notes.

          (b) So long as there shall be Notes outstanding or until monies for the payment of all principal of, premium, if any, and interest on all outstanding Notes shall have been made available at the office of the Paying Agent and shall have been returned to the Company as provided in Section 8.2 hereof, the Company shall maintain a Note Registrar and additional transfer agencies (each, a "Transfer Agent" and, collectively, the "Transfer Agents") where Notes may be surrendered for registration of transfer or for exchange for Notes in The City of New York.

          (c) The Company will give to the Trustee written notice of the locations of such offices or agencies and of any change in the locations thereof. If at any time the Company shall fail to maintain any such offices or agencies or shall fail to give such notice of the location or of any change in the locations thereof, presentations, surrenders, notices and demands in respect of Notes may be made or served at the Principal Corporate Trust Office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be administered.

SECTION 4.3.  Corporate Existence.

          Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall reasonably determine (evidenced by a Board Resolution certified by the Secretary of the Company and delivered to the Trustee) that the preservation thereof is no longer desirable in the conduct of the business of such entity and
(b) the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.4.  Payment of Taxes and Other Claims.

          Except with respect to immaterial items, the Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Significant Subsidiaries or any of their respective properties and assets and (b) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Significant Subsidiaries; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.5.  Maintenance of Properties and Insurance.

          (a) The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Significant Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is
(a), in the reasonable judgment of the Board of Directors of the Company (evidenced by a Board Resolution certified by the Secretary of the Company and delivered to the Trustee), desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          (b) The Company shall provide, or cause to be provided, for itself and each of its Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Significant Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Significant Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.6.  Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Significant Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Notes, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 4.7.  Reports.

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder identified to the Company within 15 days after it is or would have been required to file such with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

SECTION 4.8.  Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.9  Offer to Repurchase Upon Change of Control.

          If there shall occur a Change of Control with respect to the Company, then, at the option of each Holder exercised in accordance with Section 2(b) of the Notes, the Company shall purchase the Note of each such Holder exercising the option, in whole or in part, on the Holder Redemption Date at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date.


                                 ARTICLE V
                             SUCCESSOR CORPORATION

SECTION 5.1.  Limitation on Merger, Sale or Consolidation.

          (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (A) in the case of a merger or consolidation, the Company is the surviving entity or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent relating to such transactions have been satisfied.

          (b) For purposes of subsection (a) of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2.  Successor Corporation Substituted.

          Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor (except in the case of a lease) shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                 ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.  Events of Default.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the failure by the Company to pay any installment of interest on any of the Notes as and when due and payable and the continuance of any such failure for a period of 30 days after the date when due;

          (b) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity or upon redemption, by acceleration or otherwise;

          (c) the failure by the Company to perform any conversion of the Notes required under this Indenture and the continuance of such failure for a period of 60 days;

          (d) the failure by the Company duly to perform or observe any other term, covenant or agreement contained in any of the Notes or in this Indenture for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall first have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding; provided, however, that, in the event the Company shall within the aforesaid period of 60 days commence legal action in a court of competent jurisdiction seeking a determination that the Company had not failed to duly perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the Company had failed to duly perform or observe one or more of such terms, covenants or agreements;

          (e) the entry, by a court having jurisdiction in the premises, of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or such subsidiary or for any substantial part of the property of either of them or ordering the winding-up or liquidation of the affairs of its and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (f) the commencement by the Company or a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or its consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or such subsidiary or any substantial part of its property, or its making of any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

          (g) the Company shall default in the payment of the principal of, premium, if any, or interest when due on any Indebtedness of the Company or any of its Significant Subsidiaries that extends beyond any applicable grace period with respect thereto, or an acceleration so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable of any Indebtedness of the Company or any of its Significant Subsidiaries with an aggregate principal balance in excess of U.S. $5,000,000, and such failure to pay shall not have been remedied or cured by the Company or such Significant Subsidiary or waived by the holders of such Indebtedness; or

          (h) the entry, by a court having jurisdiction, of a final judgment or adjudication against the Company or any of its Subsidiaries in an amount in excess of U.S.$2,000,000, unless such liability is covered by an existing policy of insurance naming as an insured the party against whom such judgment or adjudication is rendered or unless such judgment or adjudication is satisfied, stayed, bonded or discharged within 60 days.

Notwithstanding the 60-day period and notice requirement contained in Section 6.1(d) above, with respect to a default under Section 2(b) of the Notes the 60-day period referred to in Section 6.1(d) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 2 of the Notes and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default referred to in Section 6.1(d) to the Company and, if applicable, the Trustee.

SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.

          (a) If an Event of Default occurs and is continuing, then within five Business Days after the Company becomes aware of such Event of Default the Company will provide written notice to the Trustee describing such Event of Default and the date on which it occurred. The Trustee will give notice of such Event of Default to the Holders of the Notes within 90 days after its receipt of written notice thereof from the Company. If an Event of Default occurs and is continuing, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes, including in each case accrued interest thereon to be due and payable immediately. If an Event of Default specified in Section 6.1(e) or (f) relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon with respect thereto will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

          (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

         (i) the Company has paid or deposited with the Trustee Cash sufficient to pay:

              (A)  all overdue interest on all Notes;

              (B) the principal of (and premium, if any, applicable to) any Notes which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes;

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

              (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (ii) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12 hereof, including, if applicable, any Event of Default relating to the covenants contained in Section 2(b) of the Notes.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 6.1(a) or (b) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any),at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of, the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5. Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.6.  Priorities.

          Subject to Article XII hereof, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          THIRD: To whosoever may be lawfully entitled thereto, the remainder, if any.

          The Trustee may fix a record date and payment date for any payment by it to Holders pursuant to this Section.

 SECTION 6.7.  Limitation on Suits.

          No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (b) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest

          Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium if any, interest on such Note when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.  Delay or Omission Not Waiver.

          No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11.  Control by Holders.

          The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or would subject the Trustee to any liability, and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12.  Waiver of Past Default.

          Subject to Section 6.8 hereof, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default
(a) in the payment of the principal of, premium, if any, or interest on any Note not yet cured as specified in Section 6.1(a) or (b), or (b) in respect of a covenant or provision hereof which, under Article IX hereof, cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

SECTION 6.13.  Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium, if any, or interest on any Note on or after the Stated Maturity of such Note (including, in the case of redemption, on or after the Redemption Date).

SECTION 6.14.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.15.  Enforcement of Rights of Conversion by Holders.

          Anything in this Indenture to the contrary notwithstanding, the Holder of any Note, without reference to and without the consent of either the Trustee or the Holder of any other Note, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceedings suitable to enforce, his right to convert his Note into Common Stock as provided in Article XIII.

                                 ARTICLE VII
                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.1.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

              (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

              (ii) In the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i)   This paragraph (c) does not limit the effect of paragraph
                    (b) of this Section 7.1.

              (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.2.  Rights of Trustee.

          Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5 hereof, if applicable. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or the written advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.1(a) or (b), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification from the Company or any Holder or obtained actual knowledge.

SECTION 7.3.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.4.  Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 7.5.  Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall give to Noteholders in accordance with Section 14.2 notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or premium, if any, or interest on any Note (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.6.  Reports by Trustee to Holders.

          Within 60 days after each December 31 beginning with December 31, 1996, the Trustee shall, if required by Section 313(a) of the TIA, transmit to the Holders a brief report dated as of such December 31 that complies with
Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b) and 313(c) of the TIA. The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system. A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed. Reports pursuant to this Section 7.6 shall be transmitted by mail: (a) to all holders of Notes as the names and addresses of such Holders appear in the Note Register; and (b) to other Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose.

SECTION 7.7.  Compensation and Indemnity.

          (a) The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (with interest on such advances at a rate per annum equal to the cost to the Trustee of funding the amount paid out) incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          (b) The Company agrees to indemnify the Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and in the Trustee's sole reasonable determination there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust prior to any Event of Default to pay principal of, premium, if any, or interest on particular Notes. Without limiting any of the rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          (c) The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8.  Replacement of Trustee.

          (a) The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10 hereof;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver, custodian, or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

          (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee fails to comply with Section 7.10, any Noteholder who has been a bonafide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f)  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to the penultimate paragraph thereof.

SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                 ARTICLE VIII
                           SATISFACTION AND DISCHARGE

SECTION 8.1.  Satisfaction and Discharge of Indenture.

          If (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated other than (1) any Notes which shall have been lost, destroyed or wrongfully taken and which shall have been replaced or paid as provided in Section 2.8 or (2) any Notes for the payment of the principal of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.2, and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds (other than funds repaid by the Trustee to the Company in accordance with Section 8.2) sufficient to pay at maturity or upon redemption all of such Notes (other than any Notes which shall have been lost, destroyed or wrongfully taken and which shall have been replaced or paid as provided in
Section 2.8) not theretofore canceled or delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to rights of registration of transfer and exchange of Notes and rights to receive payments thereon and the other rights of the holders of Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, all of which shall survive, and except that the Company's obligations under this Article, Sections 6.15 and 7.7 and Article XIII shall survive until the Notes are no longer outstanding), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel complying with Sections 14.4 and 14.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses theretofore and thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

SECTION 8.2.  Repayment to the Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

 SECTION 9.1.  Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such action pursuant to this subsection (a) does not adversely affect the interests of any Holder; (b) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change pursuant to this subsection (b) does not adversely affect the rights of any Holder; (c) to provide for collateral for or guarantors of the Notes; (d) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Notes in accordance with Article V; (5) to comply with the TIA; or (6) to comply with
Section 13.6.

SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

          (a) Subject to Section 6.8 and the last sentence of this paragraph, with the consent (evidenced as provided in Section 10.2 hereof) of the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Notes may, in writing, waive compliance by the Company with any provision of this Indenture or the Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby: (i) change the Stated Maturity of any Note or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment or the conversion of any Note on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Redemption Price, or alter redemption or Change in Control provisions in a manner adverse to the Holders; (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;
(iii) modify any of the provisions of Article XII hereof in a manner adverse to the Holders; (iv) adversely affect the right of such Holder to convert Notes; or
(v) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (b) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall give to the Holders in accordance with
Section 14.2 a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. After an amendment, supplement or waiver under this
Section 9.2 becomes effective, it shall bind each Holder. In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

SECTION 9.3.  Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an amendment, supplement or waiver becomes effective, it shall bind every

Noteholder; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.5.  Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.  Trustee to Sign Amendments, Etc.

          The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X
                                   MEETINGS

SECTION 10.1.  Meetings and Votes of Holders.

          (a) A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Section 10.1 for any of the following purposes:
(i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders of Notes pursuant to Article IX hereof; or (ii) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, the Notes or under applicable law.

          (b) Meetings of Holders of Notes may be held at such place or places in The City of New York as the Trustee or, in case of its failure to act, the Company or the Holders calling the meeting shall from time to time determine.

          (c) The Trustee may at any time call a meeting of Holders of Notes to be held at such time and at such place in any of the locations designated in
Section 10.1(b) hereof as the Trustee
shall determine. Notice of every meeting of Holders shall be made as specified in Section 14.2 hereof, except that such notice shall set forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and a general description of regulations applicable to such meeting and shall be published at least three times in the publications specified in such
Section 14.2, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (d) In case at any time the Company or the Holders of at least 25% in aggregate principal amount of the Notes shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount above specified may determine the time and the place in either of the locations designated in Section 10.1(b) hereof for such meeting and may call such meeting to take any action authorized in Section 10.1(a) hereof by giving notice thereof as provided in Section 10.1(c) hereof.

          (e) To be entitled to vote at any meeting of Holders of Notes, a Person shall be (i) a Holder of one or more Notes, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of Notes by such Holder or Holders, which proxy need not be a Holder of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          (f) The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for the transaction of all business specified in Section 10.1(a) hereof. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Notes (as provided in Section 10.1(d) hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting (except pursuant to Section 10.1(j)) shall be given as provided in Section 10.1(c) hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the Persons entitled to vote 25% in principal amount of the Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Notes that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 6.8 and the last sentence of the first paragraph of Section 9.2 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote a majority in principal amount of the Notes represented and voting at such meeting, provided that such amount shall be not less than 25% in principal amount of the Notes outstanding. Any Holder of a Note who has executed an instrument in writing appointing a Person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of the Holders of Notes duly held in accordance with this Section 10.1 shall be binding on all the Holders of Notes whether or not present or represented at the meeting.

          (g) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified herein or other proof. The holding of Notes shall be proved by the registry books maintained in accordance with
Section 2.3 hereof or by a certificate or certificates of the Trustee in its capacity as the Company's agent for the maintenance of such books.

          (h) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Holders of Notes as provided in Section 10.1(d) hereof, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

          (i) At any meeting each Holder or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

          (j) Any meeting of Holders of Notes duly called pursuant to Section 10.1(c) or 10.1(d) hereof at which a quorum is present may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority in principal amount of the Notes represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

          (k) The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Section 10.1(c) or 10.1(d) hereof and, if applicable, Section 10.1(f) hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the copy delivered to the Trustee to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.2.  Action by Holders.

          Subject to Section 14.6, whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Section 10.1 hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

                                  ARTICLE XI
                                    AGENTS

SECTION 11.1. Offices, Resignation, Successors, Etc. of Agents; Paying,
              Conversion and Transfer Agencies.

          (a) Each of the Agents may at any time resign as such Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than 90 days after receipt of such notice by the Company unless the Company agrees to accept less notice. Each of the Agents hereunder may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Company, as hereinafter provided, of a successor Conversion Agent, Transfer Agent or Paying Agent, as the case may be, and the acceptance of such appointment by such successor Agent. Upon its resignation or removal, each of the Agents shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder by such Agent.

          (b) In case at any time any of the Agents shall resign, or shall be removed, or shall be incapable of acting, or shall file a voluntary petition as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or have an order for relief entered against it as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against any of the Agents under any legislation similar to the provisions of Title 11 of the United States Code, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing. Upon the appointment as aforesaid of a successor Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If no successor Agent shall have been so appointed by the Company and shall have accepted appointment as hereinafter provided, any Holder of a Note, on behalf of itself and all others similarly situated, or any Agent may petition any court of competent jurisdiction for the appointment of a successor Agent and shall promptly notify the Company of such action.

          (c) Any successor Conversion Agent, Transfer Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all monies, Notes or other property on deposit with or held by such predecessor, as such Agent hereunder and any such predecessor removed pursuant to the second sentence of Section 11.1(a) shall be entitled to repayment of all costs associated with the transfer and delivery thereof.

          (d) Any corporation or bank into which any of the Agents hereunder may be merged or converted, or any corporation or bank with which such Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and corporate agency business of such Agent, shall be the successor to such Agent under this Indenture without the execution or filing of any document or any further act on the part of any of the parties hereto.

                                  ARTICLE XII
                                 SUBORDINATION

SECTION 12.1.  Notes Subordinated to Senior Indebtedness.

          The Company and each Holder, by its acceptance of Notes, agree that
(a) the payment of the principal of, premium, if any, or interest on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company (including, without limitation, pursuant to Section 2(b) of the Notes) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full of all Senior Indebtedness of the Company, and all other Obligations in respect thereof, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness. This
Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. To the extent any provision of this
Article XII conflicts or is inconsistent with any other provision of this Indenture, the provisions of this Article XII shall govern and supersede such inconsistent or conflicting provision.

SECTION 12.2.  No Payment on Notes in Certain Circumstances.

          (a) No payment may be made by the Company on account of the principal of, premium, if any, or interest on the Notes, or to acquire any of the Notes (including redemptions of Notes at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Notes, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other Obligations in respect thereof are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on, or any other Obligation in respect of, any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived by the holders of such Senior Indebtedness or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of any Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the requisite holders of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived by the requisite holders of such Senior Indebtedness or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes, or to acquire or repurchase any of the Notes for cash or property, or on account of the redemption provisions of the Notes, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless
(i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within the Payment Blockage Period, and (ii) such declaration has not been rescinded or waived by the requisite holders of such Senior Indebtedness, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume, subject to this Article XII, all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (A) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (B) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period unless such default has been cured or waived for a period of not less than 180 consecutive days.

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the provisions of this Section 12.2, then such payment or distribution shall be received and held in trust by the Trustee or such Holders or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 12.3. Notes Subordinated to Prior Payment of All Senior
              Indebtedness on Dissolution, Liquidation or Reorganization.

          Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

  (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes (other than Junior Securities);

  (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Notes (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Notes (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of, premium, if any, or interest on the Notes before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be received and held in trust by the Trustee or such Holder or Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) for the benefit of the holders of such Senior Indebtedness, or their respective representative, or the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following receipt by such holder of written notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 12.4. Noteholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

  Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this
Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this
Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

SECTION 12.5.  Obligations of the Company Unconditional.

  Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Indebtedness in respect of cash, property or Notes of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Nothing in this Article XII shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 12.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

  The Trustee or any Paying Agent (other than the Company acting as its own Paying Agent) shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or such Paying Agent unless and until a Trust Officer of the Trustee or such Paying Agent (other than the Company acting as its own Paying Agent), as the case may be, shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and such Paying Agent shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.7.  Application by Trustee of Assets Deposited with It.

  Any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of, premium, if any, or interest on any Notes shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Note) the Trustee or a Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 12.8. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

  No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior

Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION 12.9.  Noteholders Authorize Trustee to Effectuate Subordination of
               Notes.

  Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the making of a timely filing of a claim for the unpaid balance of its Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 12.10.  Right of Trustee to Hold Senior Indebtedness.

  The Trustee shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.  Article XII Not to Prevent Events of Default.

  The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders or the Trustee from exercising any right or remedy hereunder or at law or in equity other than the right to receive payment on the Notes in accordance with the terms of this
Article XII.

SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or Notes to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative in accordance with the provisions hereof.

                                 ARTICLE XIII
                              CONVERSION OF NOTES

SECTION 13.1.  Conversion Privilege.

  Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any outstanding Note or, in the case of any Note of a denomination other than $1,000, any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted on or after the Closing Date and prior to the Stated Maturity thereof, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock ("Conversion Shares") as set forth in the Notes . The right to convert Notes called for redemption or delivered for repurchase will terminate at the close of business on the fifth day next preceding the Redemption Date (or if such date is not a Business Day, on the next succeeding Business Day) and will be lost if not exercised prior to that time. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $. per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (c)(i), (ii), (iii), (iv), (v) and (vi) of
Section 3 of the Notes.

SECTION 13.2.  Exercise of Conversion Privilege.

   (a) In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note at the office of the Conversion Agent or any office or agency of the Company maintained for that purpose pursuant to
Section 4.2 hereof, accompanied by written notice, in substantially the form set forth in the Notes, to the Company, at such office or agency that the Holder elects to convert such Note or, if less than the entire principal amount of a Note of a denomination other than $1,000 is to be converted, the portion thereof to be converted. Upon presentment for conversion of any Notes pursuant to this Section 13.2, the Conversion Agent shall immediately on that day notify the Company, the Trustee and the transfer agent with respect to the Common Stock (initially, Norwest Bank Minnesota, N.A.) of such presentment. Such notice to the Company shall identify the aggregate principal amount of Notes to be converted and the number of shares of Common Stock to be issued in connection with such conversion. If less than the full principal amount of the Note or Notes presented for conversion is requested to be converted or may be converted, such notice to the Company shall also specify the amount, if any, of cash to be distributed to the presenter thereof or the aggregate principal amount of the Note or Notes to remain outstanding upon conversion. No payment or adjustment shall be made upon any conversion on account of any dividends on the Common Stock issued upon conversion. If a Note is converted after the close of business on an Interest Record Date and before the opening of business on the next succeeding Interest Payment Date, the interest due on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name that Note is registered at the close of business on that Interest Record Date. Except as otherwise provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion or on account of any dividends or
distributions on the Conversion Shares issued upon conversion.   Notes
surrendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Upon receipt of such notice, the Company shall take all necessary actions in connection with the issuance, execution, authentication and delivery to the Conversion Agent of the requisite number of shares of Common Stock together with any amounts or replacement Notes representing any unconverted portion of the Note or Notes presented for conversion, and to cause the transfer agent with respect to the Common Stock to register the issuance of the same in the name of the presenter of such Note or Notes (or its nominee), whereupon the Conversion Agent shall deliver to the presenter of such Note or Notes such shares of Common Stock, amounts, if any, and replacement Notes, if any, and concurrently shall cancel the Note or Notes presented.

  (b) Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease (except for the right to receive the related Conversion Shares), and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued or delivered at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable or deliverable upon conversion, together with payment, in lieu of any fraction of a share, as provided below.

  (c) In the case of any Note of a denomination other than $1,000 that is converted in part only, upon such conversion the Company shall execute and the Trustee or an agent thereof shall authenticate and deliver to the Conversion Agent, and the Conversion Agent shall deliver to the Holder thereof, in each case at the expense of the Company, a new Note or Notes of any authorized kind or denomination as requested by such Holder, in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

SECTION 13.3.  Fractional Interests.

  No fractional shares of Common Stock shall be issued or delivered upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable or deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or, in the case of Notes of a denomination other than $1,000, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable or deliverable upon conversion of any Note or Notes (or, in the case of Notes of a denomination other than $1,000, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock at the close of business on the day preceding the day of conversion.

SECTION 13.4.  Adjustment of Conversion Price.

  Whenever the Conversion Price is adjusted as provided in the  Notes :

    (a) the Company shall compute the adjusted Conversion Price in accordance with the terms of the Notes and shall prepare a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the Conversion Agent and at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.2 hereof; and

    (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and, as soon as practicable after it is required, the Company shall promptly cause a notice setting forth the adjusted Conversion Price to be given to the Holders of the Notes as provided in Section
         14.2 hereof.

SECTION 13.5.  Notice of Certain Events.

  In case:

       (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (excluding dividends payable in stock for which adjustment is made pursuant to the terms of the Notes );

       (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights;

       (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

       (d) of the involuntary dissolution, liquidation or winding up of the Company; or

       (e) the Company proposes to take any other action which would require an adjustment of the Conversion Price pursuant to the Notes;

then the Company shall cause to be filed with the Conversion Agent and at each office or agency maintained for the purpose of conversion of Notes a notice setting forth the adjusted Conversion Price and shall cause notice to be given as provided in Section 14.2 hereof except that notice need be given to the Holders once at least 20 days (or 10 days in any case specified in subsection
(a) or (b) above) prior to the applicable record date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants is to be determined, or (y) the date on which a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for the Notes, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give notice required by this Section 13.5 or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote on any such action.

SECTION 13.6. Continuation of Conversion Privilege in Case of
              Reclassification, Change, Merger, Consolidation or Sale of Assets.

  In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Note shall have the right during the period such Note shall be convertible as specified in the Notes to convert such Note only into the kind and amount of Notes, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock failed to exercise any rights of election as to the kind or amount of Notes, cash and other property receivable upon such consolidation, merger, sale or transfer, and assuming, if such consolidation, merger, sale or transfer is prior to the period such Note shall be convertible, that the Notes were convertible at such time at the initial Conversion Price as adjusted pursuant to the terms of the Notes. Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in the Notes. The above provisions of this Section 13.6(a) shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 13.7.  Taxes on Conversion.

  The Company will pay any and all documentary, stamp or similar taxes in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Notes to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Notes.

SECTION 13.8.  Company to Provide Common Stock.

  The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Notes by delivery of repurchased shares of Common Stock which are held in the treasury of the Company. If any shares of Common Stock to be reserved for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its reasonable efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.8 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

SECTION 13.9.  Disclaimer of Responsibility for Certain Matters.

  Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the certificate referred to in Section 13.4 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Notes or property (including cash), which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor the Conversion Agent or any agency appointed by the Company makes any representation with respect thereto. Neither the Trustee, any agent of the Trustee, the Conversion Agent nor any agency appointed by the Company shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other Notes or property (including cash) upon the surrender of any Note for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XIII.

SECTION 13.10.  Return of Funds Deposited for Redemption of Converted Notes.

  Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, or interest on any of the Notes and which shall not be required for such purposes because of the conversion of such Notes, as provided in this Article XIII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.


                                  ARTICLE  XIV
                                 MISCELLANEOUS

SECTION 14.1.  TIA Controls.

  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

SECTION 14.2.  Notices.

  All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

  The Company:                Southern Pacific Funding Corporation
                              One Centerpointe Drive, Suite 300
                              Lake Oswego, Oregon  97035
                              Attn: Chief Financial Officer
                              Telephone: (503) 684-4706
                              Facsimile:  (503) 684-1495

  The Trustee/
     Paying Agent:            The Bank of New York
                              101 Barclay Street
                              Floor 21 West
                              New York, New York  10286
                              Attn: Corporate Trust Administration
                              Telephone:  (212) 815-5919
                              Facsimile:  (212) 815-5915

or at any other address of which any of the foregoing shall have notified the others in writing. Notices to Holders of the Notes will be given by publication in an Authorized Newspaper in The City of New York. In addition, notices to Holders of Notes will be given by first-class mail to the addresses of such Holders as they appear in the register maintained by the Trustee on the fifteenth day prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such newspapers on different dates, on the date of the first such publication. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

SECTION 14.3.  Communications by Holders with Other Holders.

  Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.

SECTION 14.4.  Certificate and Opinion as to Conditions Precedent.

  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

  (a) an Officers' Certificate (in form reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

  (b) an Opinion of Counsel (in form reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.5.  Statements Required in Certificate or Opinion.

  Each certificate or opinion delivered by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture shall include:

  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 14.6.  Rules by Trustee, Paying Agent, Registrar.

  The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar may make reasonable rules for its functions.

SECTION 14.7.  Legal Holidays.

  In any case where the date of maturity of the principal of, premium, if any, or interest on the Notes or the date fixed for redemption of any Note or the last day on which a Note may be converted shall be at any place of payment (or such other act) a day other than a Business Day, then payment of principal, premium, if any, or interest or presentation for conversion, need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment (or such other act), with the same force and effect as if made on the date of maturity or the date fixed for redemption or such last day on which a Note may be converted, and no interest shall accrue for the period after such date.

SECTION 14.8.  Taxes.

  The Company will pay all stamp taxes and other similar duties, if any, that may be imposed by the United States of America or any state or political subdivision thereof or taxing authority therein, with respect to the execution or delivery of this Indenture, or the issuance of the Notes , or with respect to the issuance or delivery of shares of Common Stock on conversion of Notes; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid; and further provided, that the Company shall not be required to pay any tax or duty that may be payable in respect of any accrued interest paid in connection with the conversion of the Notes.

SECTION 14.9.  Governing Law.

  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

SECTION 14.10.  Agent for Service of Process.

  As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in The City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note appertaining thereto. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints the Trustee as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of the Trustee at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Department (or such other address in The City of New York, as may be the Principal Corporate Trust Office of the Trustee in The City of New York), unless and until the Company shall designate another agent for such purpose by written notice to the Trustee. If the Trustee receives any such service of process, it shall promptly notify the Company of such service.

SECTION 14.11.  No Adverse Interpretation of Other Agreements.

  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.12.  No Recourse Against Others.

  No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 14.13.  Successors.

  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.14.  Duplicate Originals.

  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 14.15.  Severability.

  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 14.16.  Table of Contents, Headings, Etc.

  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.17.  Qualification of Indenture.

  The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Underwriters) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                                   SIGNATURES

  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                             SOUTHERN PACIFIC FUNDING CORPORATION,
                             a California corporation



[Seal]                        By:
                                  -----------------------------------
                                  Name:
                                  Title:

Attest:
        -------------------

                              THE BANK OF NEW YORK,
                              a New York banking corporation,
                              as Trustee



[Seal]                        By:
                                  -----------------------------------
                                  Name:
                                  Title:

Attest:
        -------------------